CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 6, 2001, relating to the financial statements and financial highlights which appears in the November 21, 2001 Annual Report to Shareholders of Classic Valuation Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "The Fund's Independent Accountants" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP


Baltimore, Maryland
January 25, 2002